Exhibit 10.33

OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Option Agreement”) is made and entered into as of the 5th day of June, 2009 between AFFINITY GROUP, INC., a Delaware corporation (the “Company”) and THE STEPHEN ADAMS LIVING TRUST or its assignee or designee (the “Purchaser”).

WITNESSETH:

In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             The Company hereby grants to the Purchaser the right and option (the “Option”) to purchase all of the issued and outstanding capital stock (the “Shares”) of Camping World, Inc. (“CW”) for a cash purchase price (the “Purchase Price”) of $55,000,000 on the terms set forth in the agreement attached hereto as Exhibit A (the “Purchase Agreement”).

2.             The Option shall be exercised in the manner hereinafter provided on or before March 1, 2010 (the “Termination Date”).  If not so exercised prior to the Termination Date, the Option shall lapse and Purchaser shall have no further rights hereunder.

3.             The Option shall be exercised by the Purchaser’s dating and executing the Purchase Agreement and delivering it to the Company prior to the Termination Date. Within five business days following receipt by the Company of such dated and executed Purchase Agreement, the Company shall execute the Purchase Agreement and each of the parties agrees to perform its respective obligations thereunder.

4.             The Closing of the transactions contemplated by the Purchase Agreement (the “Closing”) shall occur at the offices of the Purchaser at 10:00 a.m. on such date as is provided in the Purchase Agreement.

5.             All notices under this Option Agreement shall be in writing and shall be considered to have been duly given on the first day after the date of deposit with Federal Express for next day delivery, postage prepaid, or on the third day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or on the date of telecopy, fax or similar telephonic transmission during normal business hours, provided that the recipient has specifically acknowledged by telephone receipt of such telecopy, fax or telephonic transmission; addressed, in all cases, to the party at his address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

If to the Company:	Affinity Group, Inc.
2575 Vista Del Mar Drive
Ventura, CA 93001

If to Purchaser:	The Stephen Adams Living Trust
Fox Wood
88 Old Roxbury Road
PO Box 271
Roxbury, CT 06783-0271

or to such other address as hereafter shall be furnished as provided in this Section 5.

6.             This Option Agreement sets forth the entire understanding and agreement between the parties as to the sale and acquisition of the Shares and supersedes and replaces all prior understandings, agreements or statements (written or oral) with respect to the subject matter hereof.  This Option Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.  The headings contained in this Option Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  This Option Agreement shall be construed in accordance with, and governed by, the laws of the State of Minnesota.

IN WITNESS WHEREOF, this Option Agreement has been executed and delivered as of the date first written above.

AFFINITY GROUP, INC

By:	/s/ Thomas F. Wolfe
Its: Chief Financial Officer

THE STEPHEN ADAMS LIVING TRUST

By:	/s/ Stephen Adams
Its: Trustee

Exhibit A

STOCK PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of the 5th day of June, 2009 between AFFINITY GROUP, INC., a Delaware corporation (the “Seller”) and The Stephen Adams Living Trust or its assignee or designee (the “Purchaser”).

WITNESSETH:

WHEREAS, Purchaser is desirous of purchasing and acquiring from the Seller all of the issued and outstanding capital stock (the “Shares”) of Camping World, Inc., a Kentucky corporation (“CW”);

WHEREAS, Seller is willing to sell the Shares to the Purchaser on the terms set forth herein;

WHEREAS, Seller and Purchaser are affiliated parties, each being indirectly controlled by Stephen Adams; and

WHEREAS, the Seller has received a valuation report (the “Fair Value Opinion”) as of March 1, 2009 from Houlihan Smith & Company Inc., an independent financial advisor to the Seller, to the effect that the reasonable and fair range of the equity value of CW is between $46,700,000 and $58,800,000; and

WHEREAS, the Purchaser has an option to purchase the Shares for $55,000,000 and has exercised such option.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement are used as defined in this Article I or elsewhere in this Agreement.

The term “Closing” is defined in Section 2.3.

The term “Closing Date” is defined in Section 2.3.

The term “CW” is defined in the recitals.

The term “Liens” means liens, mortgages, and security interests for money borrowed but not adverse claims or other restrictions or limitations that have not been perfected through a recorded lien.

The term “Purchase Price” is defined in Section 2.2.

The term “Shares” is defined in the recitals.

ARTICLE II

PURCHASE AND SALE OF THE SHARES

2.1           Purchase and Sale of Shares.  At the Closing, the Seller agrees to sell, transfer and deliver to the Purchaser, and the Purchaser agrees to purchase, acquire and accept the Shares from the Seller, free and clear of all Liens.

2.2           Purchase Price.  The consideration to be paid to the Seller for the Shares (the “Purchase Price”) is $55,000,000 plus (i) the book value of contributions, if any,  made to CW by the Seller after March 1, 2009 and prior to the Closing, less (ii) distributions made by CW to the Seller after March 1, 2009 and prior to the Closing.  At the Closing, the Purchase Price shall be paid on the Closing Date in cash by wire transfer to an account designated by the Seller.

2.3           The Closing.  The Closing of the transactions provided for in this Agreement (the “Closing”) shall occur at the offices of the Purchaser at 10:00 a.m. on such date as is designated by the Purchaser within 10 days of the date of the satisfaction of the condition precedent set forth in Section 2.4 (i) hereof (the “Closing Date”). If such condition is not satisfied (or waived by the Purchaser) before the first anniversary of the date hereof (the “Termination Date”) and the Closing has not occurred by the Termination Date, the rights of the Purchaser hereunder shall lapse and neither Seller nor Purchaser shall have any further rights or obligations hereunder.  At the Closing, the Seller shall deliver the Shares duly endorsed for transfer to the Purchaser.  Each of the Buyer and the Seller agree to execute and deliver such other and further instruments at the Closing and thereafter as the other may reasonably request to evidence the intent of this Agreement.

2.4           Conditions Precedent to the Purchaser’s Obligations.  Unless waived by the Purchaser, the obligations of the Purchaser hereunder are subject to (i) the representations and warranties of the Seller set forth in Article III being true and correct on the Closing Date and (ii) delivery of the Shares duly endorsed for transfer to the Purchaser free and clear of all Liens.

2.5           Conditions Precedent to Seller’s Obligations.  Unless waived by the Seller, the obligations of Seller hereunder are subject to (i) the representations and warranties of the Purchaser set forth in Article III being true and correct on the Closing Date and (ii) payment by the Purchaser of the Purchase Price in accordance with Section 2.2.

ARTICLE III

REPRESENTATION AND WARRANTIES

The following representations and warranties are made on and as of the date hereof.  The Seller hereby represents and warrants to the Purchaser that:

3.1           Shares.  The Seller is the owner of the Shares and, at Closing, they will be free and clear of any Liens.  Upon payment for the Shares as provided for in this Agreement, the Seller will convey good title to the Shares.

3.2           No Breach.  The execution, delivery, validity and enforceability of this Agreement by the Seller, the consummation of the transactions provided for hereby by the Seller, and the performance by the Seller of its obligations contemplated hereby will not (i) violate, conflict with or result in a breach or termination of, or otherwise give the other person a right to terminate, or constitute a default, event of default (by way of substitution, novation or otherwise) or an event which with notice, lapse of time or both, would constitute a default or event of default under the terms of any material contract or permit by which the Seller is bound, (ii) result in the creation of any lien upon any of the Shares, (iii) constitute a violation by the Seller of any legal requirement applicable to the Seller or (iv) give rise to any preferential right to purchase in favor of any third party.

The Purchaser hereby represents and warrants to the Seller that:

3.3           No Breach.  The execution, delivery, validity and enforceability of this Agreement by the Purchaser, the consummation of the transactions provided for hereby by the Purchaser, and the performance by the Purchaser of its obligations contemplated hereby will not (i) violate, conflict with or result in a breach or termination of, or otherwise give the other person a right to terminate, or constitute a default, event of default (by way of substitution, novation or otherwise) or an event which with notice, lapse of time or both, would constitute a default or event of default under the terms of any material contract or permit by which the Purchaser is bound except with respect to which consent has been obtained, (ii) constitute a violation by the Purchaser of any legal requirement applicable to the Purchaser.

3.4           Investment.  The Purchaser is purchasing the Shares for its own account for investment and with no present intention of distributing the Shares or any part thereof.

3.5           Information.  The Purchaser is fully familiar with such information with respect to CW, and its historical and projected performance, as the Purchaser deems necessary for the purpose of purchasing the Shares and desires no further information from the Seller with respect to CW, its business or prospects, the Purchaser hereby agreeing to accept such Shares, and the business and prospects of CW represented thereby, “as is,” “where is.”  No representation or warranty is made by the Seller with respect to any of the information heretofore or hereafter obtained by Purchaser regarding CW, Seller’s sole representations and warranties being those made in Sections 3.1 and 3.2 hereinabove.

ARTICLE IV

MISCELLANEOUS

4.1           Further Assurances.  From time to time at the reasonable request of Buyer, Seller shall take such other action and execute and/or deliver such books, records, documents, certificates and instruments better to effect the transactions contemplated hereby, including those reasonably necessary to vest Seller’ rights to the Shares in Purchaser and to satisfy and release any liens and encumbrances to the extent contemplated by this Agreement.

4.2           Entire Agreement.  This Agreement sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces all prior understandings, agreements or statements (written or oral) of intent.

4.3           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

4.4           Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

4.5           Governing Law.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of Minnesota.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

AFFINITY GROUP, INC

By:	/s/ Thomas F. Wolfe
Its: Chief Financial Officer

THE STEPHEN ADAMS LIVING TRUST

By:	/s/ Stephen Adams
Its: Trustee